 GLOBALSTAR ANNOUNCES FIRST QUARTER 2018 RESULTS

Covington, LA, May 10, 2018 - Globalstar, Inc. (NYSE American: GSAT) today announced its financial results for the quarter ended March 31, 2018.

Jay Monroe, Chairman and Chief Executive Officer of Globalstar, commented, “In late April, after our quarter ended, we announced a transformative transaction to merge Globalstar with FiberLight and almost $400 million of other assets to create a diversified telecom company with assets spanning satellite, spectrum and fiber. We expect that the combined company will have a fortified balance sheet, generate significant cash flow and will be well positioned for the evolution of next-generation networks. We look forward to closing the transaction in the third quarter."

Mr. Monroe continued, "We are pleased with continued growth in the core satellite business and to see this reflected in the first quarter financial results. Increased ARPU across all revenue streams drove a 17% increase in total revenue. We recorded net income during the quarter due to a non-cash derivative gain resulting primarily from changes in our stock price while producing strong Adjusted EBITDA growth of 39% over the prior year's first quarter.

In April, we released our highly anticipated Sat-Fi2TM, the first Duplex product utilizing our next-generation ground infrastructure, providing reliable satellite communications via any Wi-Fi enabled smart device. In late March, we also released our latest Simplex device, SmartOne SolarTM, a solar-powered asset tracking device that expands the Simplex market by addressing operations in remote areas that would otherwise go unserved or underserved without solar capabilities. Our new two-way SPOT product is launching imminently and will allow users to communicate in remote areas like never before, further bolstering our product line up. We also continue to expand into other service offerings including the launch of Globalstar Automotive, which will serve the connected autonomous vehicle market. On the spectrum front, we achieved "working item" status at the 3GPP meeting in Chennai, India, keeping us on schedule for standardization."

FIRST QUARTER FINANCIAL REVIEW

Revenue

Total revenue for the first quarter of 2018 increased by $4.0 million, or 17%, from the first quarter of 2017. This increase resulted primarily from higher service revenue across all core revenue streams, driven by growth in ARPU. Partially offsetting this increase was a decrease in subscriber equipment sales.

Service revenue increased $4.5 million, or 21%, in the first quarter of 2018 compared to the first quarter of 2017. The majority of this increase resulted from higher SPOT and Duplex service revenue, which increased $2.6 million and $1.2 million, respectively. Higher SPOT and Duplex ARPU were the main drivers for this growth, increasing 18% and 23%, respectively, from the first quarter of 2017. Rate plan increases continue to be the primary driver for higher ARPU. Fluctuations in our average subscriber base also impacted service revenue this quarter, with SPOT subscribers increasing 5% and Duplex subscribers decreasing 6%. Also contributing to the increase in service revenue was a $0.7 million increase in Simplex service revenue, driven by increases in both ARPU and average subscribers.

Subscriber equipment sales revenue declined $0.5 million, or 16%, due primarily to a decrease in Duplex equipment revenue. Volume for our Duplex equipment was lower due to our continued management of remaining phone inventory anticipating the launch of Sat-Fi2TM in April. Offsetting this decline was an increase in SPOT equipment revenue which is expected to accelerate after the release of the next generation product.

Loss from Operations

Loss from operations decreased $2.1 million, or 14%, from $15.1 million in the first quarter of 2017 to $13.0 million in the first quarter of 2018 due primarily to a $4.0 million increase in total revenue, for the reasons discussed above. Higher operating expenses partially offset this increase due primarily to a 20% increase in marketing, general and administrative (MG&A) costs; cost of services were flat and cost of subscriber equipment sales increased 5%. The increase in MG&A was driven by the addition of personnel, both internal and external, to support our strategic initiatives, including spectrum related activities and other technology opportunities, such as our IoT and connected car product development.

Net Income (Loss)

Net income (loss) fluctuated from a loss of $20.2 million in the first quarter of 2017 to income of $87.9 million in the first quarter of 2018. The primary reason for this change was a higher non-cash derivative gain, up from $3.2 million in the first quarter of 2017 to $108.9 million in the first quarter of 2018. The gain recorded during the first quarter of 2018 resulted from variations in several valuation inputs, including the decline in the Company's stock price from December 31, 2017 to March 31, 2018 as well as shorter remaining estimated term of the instruments.

Adjusted EBITDA

Adjusted EBITDA increased 39% to $7.5 million during the first quarter of 2018 driven primarily by a $4.0 million, or 17%, increase in total revenue, offset partially by a $1.9 million increase in total operating expenses (excluding EBITDA adjustments). The increase in operating expenses during the first quarter of 2018 resulted from higher MG&A expenses, as discussed above.

MERGER AGREEMENT

On April 25, 2018, Globalstar announced it signed a merger agreement with Thermo Acquisitions, Inc. (Thermo Acquisitions) pursuant to which the following assets will be combined with Globalstar: metro fiber provider FiberLight, LLC (FiberLight), 15.5 million shares of common stock of CenturyLink, Inc. (NYSE: CTL) (CenturyLink), $100 million of cash and minority investments in complementary businesses and assets of $25 million in exchange for Globalstar common stock valued at approximately $1.65 billion, subject to adjustments. Thermo Acquisition is controlled by Jay Monroe, Executive Chairman of the Board of Directors and Chief Executive Officer of Globalstar. At closing, we expect that the parent company will be renamed Thermo Companies, Inc., and its stock will continue to trade publicly. The transaction has been unanimously recommended by the Special Committee of the Board of Directors of Globalstar, consisting entirely of independent directors, and unanimously approved by the full Board of Directors. The merger is expected to close in the third quarter of 2018.

The merger is expected to create a fundamentally stronger company with significantly reduced leverage and diversified holdings serving the global telecommunications industry. The anticipated combined Adjusted EBITDA of the pro forma Company is projected to be at least 4x standalone Globalstar. The pro forma cash flow of the combined Company is expected to be derived from five principal sources including (i) satellite operations, (ii) leasing or other monetization revenue from spectrum, (iii) FiberLight operations, (iv) dividend income and (v) other Thermo Investments’ returns. The pro forma Company is expected to benefit from Globalstar’s $1.7 billion U.S. net operating losses allowing growth in a tax efficient manner. By materially improving the combined Company’s liquidity position, Globalstar believes the merger will best position the Company for monetizing its 2.4 GHz terrestrial spectrum in addition to maximizing the global use of its licensed spectrum.

Globalstar has reached an agreement in principle with its lenders on an amendment of its BPIFAE (formerly known as COFACE) senior debt facility, which is subject in all respects to lender and BPIFAE committee approvals as well as satisfactory final due diligence. Additionally, final amended terms will be subject to documentation in a binding agreement to be agreed among the parties that will be effective concurrent with the closing of the merger. The agreement in principle provides for annual deferrals of principal amortization up to $30 million and a fixed margin of 3.25% over 6 month LIBOR, both subject to liquidity tests performed over time.

Upon completion of the merger, the Company expects to initiate a rights offering of up to $100 million for minority shareholders on terms to be agreed. It is anticipated that the rights offering would be consummated approximately 45 days following closing, is expected to be available to holders of record on the date of closing and will include an over-subscription privilege allowing for the subscription of additional shares with allotments otherwise on a pro rata basis.

CONFERENCE CALL
The Company will conduct an investor conference call on May 10, 2018 at 8:30 a.m. ET to discuss its first quarter 2018 financial results.

Details are as follows:
Conference Call:
8:30 a.m. ET
Investors and the media are encouraged to listen to the call through the Investor Relations section of the Company's website at www.globalstar.com/corporate. If you would like to participate in the live question and answer session following the Company's conference call, please dial 1 (800) 708-4540 (US and Canada), 1 (847) 619-6397 (International) and use the participant pass code 46617030.

Audio Replay:
A replay of the earnings call will be available for a limited time and can be heard after 11:00 a.m. ET on May 10, 2018. Dial: 1 (888) 843-7419 (US and Canada), 1 (630) 652-3042 (International) and pass code 4661 7030#.

About Globalstar, Inc.
Globalstar is a leading provider of mobile satellite voice and data services. Customers around the world in industries such as government, emergency management, marine, logging, oil & gas and outdoor recreation rely on Globalstar to conduct business smarter and faster, maintain peace of mind and access emergency personnel. Globalstar data solutions are ideal for various asset and personal tracking, data monitoring, SCADA and IoT applications. The Company's products include mobile and fixed satellite telephones, the innovative Sat-Fi satellite hotspot, Simplex and Duplex satellite data modems, tracking devices and flexible service packages.

Note that all SPOT products described in this press release are the products of SPOT LLC, a subsidiary of Globalstar, which is not affiliated in any manner with Spot Image of Toulouse, France or Spot Image Corporation of Chantilly, Virginia.

For more information, visit www.globalstar.com.

Investor Contact Information:
Samantha DeCastro
Email: investorrelations@globalstar.com

Safe Harbor Language for Globalstar Releases
This press release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Forward-looking statements, such as the statements regarding our expectations with respect to the pursuit of terrestrial spectrum authorities globally, future increases in our revenue and profitability and other statements contained in this release regarding matters that are not historical facts, involve predictions. Any forward-looking statements made in this press release are believed to be accurate as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements. Additional information on factors that could influence our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

In addition forward-looking statements related to the merger, such as the structure, timing and completion of the proposed transaction, future financial and operating results, benefits and synergies of the proposed transaction, future opportunities for the combined company, the ability of the parties to satisfy the conditions to closing contained in the Merger Agreement, the complete of the 2017 FiberLight audit and the results thereof, and any adjustments to the merger consideration based on the last twelve month Adjusted EBITDA of FiberLight and other statements contained in this release regarding matters that are not historical facts, involve predictions. Any such forward-looking statements made in this press release are believed to be accurate as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements. These risks, as well as other risks associated with the transaction, will be more fully discussed in the proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that will be filed with the SEC in connection with the transaction.

GLOBALSTAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenue:
Service revenue	$26,010	$21,481
Subscriber equipment sales	2,739	3,171
Total revenue	28,749	24,652
Operating expenses:
Cost of services (exclusive of depreciation, amortization, and accretion shown separately below)	9,029	8,974
Cost of subscriber equipment sales	2,172	2,096
Marketing, general and administrative	11,275	9,419
Depreciation, amortization, and accretion	19,231	19,294
Total operating expenses	41,707	39,783
Loss from operations	(12,958)	(15,131)
Other income (expense):
Gain on equity issuance	—	706
Interest income and expense, net of amounts capitalized	(7,353)	(8,828)
Derivative gain	108,944	3,223
Other	(662)	(95)
Total other income (expense)	100,929	(4,994)
Income (loss) before income taxes	87,971	(20,125)
Income tax expense	41	36
Net income (loss)	$87,930	$(20,161)

Net income (loss) per common share:
Basic	$0.07	$(0.02)
Diluted	0.06	(0.02)
Weighted-average shares outstanding:
Basic	1,262,336	1,113,968
Diluted	1,437,328	1,113,968

GLOBALSTAR, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Net income (loss)	$87,930	$(20,161)

Interest income and expense, net	7,353	8,828
Derivative gain	(108,944)	(3,223)
Income tax expense	41	36
Depreciation, amortization, and accretion	19,231	19,294
EBITDA	5,611	4,774

Non-cash compensation	1,276	1,318
Foreign exchange and other	595	24
Gain on equity issuance	—	(706)
Adjusted EBITDA (1)	$7,482	$5,410

(1)
EBITDA represents earnings before interest, income taxes, depreciation, amortization, accretion and derivative (gains)/losses. Adjusted EBITDA excludes non-cash compensation expense, reduction in the value of assets, foreign exchange (gains)/losses and certain other non-recurring charges as applicable. Management uses Adjusted EBITDA in order to manage the Company's business and to compare its results more closely to the results of its peers. EBITDA and Adjusted EBITDA do not represent and should not be considered as alternatives to GAAP measurements, such as net income/ (loss). These terms, as defined by us, may not be comparable to similarly titled measures used by other companies. In connection with the adoption of Accounting Standards Updates ("ASU") No. 2017-07, Compensation-Retirement Benefits: Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, the Company has recast Adjusted EBITDA in prior periods and in connection with the adoption of ASU No. 2014-09, Revenue from Contracts with Customers, the Company has not recast Adjusted EBITDA in prior periods.

The Company uses Adjusted EBITDA as a supplemental measurement of its operating performance. The Company believes it best reflects changes across time in the Company's performance, including the effects of pricing, cost control and other operational decisions. The Company's management uses Adjusted EBITDA for planning purposes, including the preparation of its annual operating budget. The Company believes that Adjusted EBITDA also is useful to investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of companies in similar industries. As indicated, Adjusted EBITDA does not include interest expense on borrowed money or depreciation expense on our capital assets or the payment of income taxes, which are necessary elements of the Company's operations. Because Adjusted EBITDA does not account for these expenses, its utility as a measure of the Company's operating performance has material limitations. Because of these limitations, the Company's management does not view Adjusted EBITDA in isolation and also uses other measurements, such as revenues and operating profit, to measure operating performance.

GLOBALSTAR, INC.
SCHEDULE OF SELECTED OPERATING METRICS
(In thousands, except subscriber and ARPU data)
(Unaudited)

	Three Months Ended
	March 31,
	2018		2017
	Service	Equipment	Service	Equipment
Revenue
Duplex	$8,783	$431	$7,598	$899
SPOT	12,962	1,433	10,397	1,236
Simplex	3,089	804	2,416	907
IGO	209	70	211	139
Other	967	1	859	(10)
	$26,010	$2,739	$21,481	$3,171

Average Subscribers
Duplex	69,033		73,444
SPOT	293,561		278,790
Simplex	332,813		295,576
IGO	31,200		37,768

ARPU (1)
Duplex	$42.41		$34.48
SPOT	14.72		12.43
Simplex	3.09		2.72
IGO	2.23		1.86

(1)
Average monthly revenue per user (ARPU) measures service revenues per month divided by the average number of subscribers during that month. Average monthly revenue per user as so defined may not be similar to average monthly revenue per unit as defined by other companies in the Company's industry, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company's statement of operations. The Company believes that average monthly revenue per user provides useful information concerning the appeal of its rate plans and service offerings and its performance in attracting and retaining high value customers. In connection with the adoption of ASU No. 2014-09, Revenue from Contracts with Customers, the Company has not recast Adjusted EBITDA in prior periods.